U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

AIG STRATEGIC HEDGE FUND OF FUNDS
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Proxy Statement is organized as follows:

1.           Letter to Shareholders of AIG Strategic Hedge Fund of Funds (the “Fund”)

2.           Notice of Special Meeting of Shareholders of the Fund

3.           Proxy Statement regarding the proposed Conversion of the Fund under the Investment Company Act of 1940

AIG STRATEGIC HEDGE FUND OF FUNDS
277 Park Avenue
New York, New York 10172
(212) 770-5330

July [  ], 2008

Dear Shareholder:

You are cordially invited to attend a special shareholder meeting (the “Special Meeting”) of AIG Strategic Hedge Fund of Funds (the “Fund”) to be held on Tuesday, August 26, 2008 at 10:00 a.m.  Before the special meeting, I would like to provide you with additional background and ask for your vote on an important proposal affecting the Fund.

The proposal you will be asked to consider at the Special Meeting, as further described in the enclosed Proxy Statement, is the conversion of the Fund from an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to a private investment company in reliance on an exemption from registration provided by Section 3(c)(7) of the 1940 Act (the “Conversion”).  The proposed Conversion will be effected by deregistering the Fund as a registered investment company pursuant to Section 8(f) of the 1940 Act after it has changed its form of organization under Delaware law.

The Board of Trustees of the Fund believes the Conversion is in the best interests of the Fund and its Shareholders, and unanimously recommends that you vote “For” the proposed Conversion.

I encourage you to carefully review the enclosed materials, which explain this proposal in more detail.  As a Shareholder, your vote is important, and we hope that you will respond today to ensure that your shares in the Fund (each, a “Share”) will be represented at the Special Meeting.  You may vote in one of the following ways:

•	By returning the enclosed proxy card in the postage-paid envelope; or

•	In person at the Special Meeting.

As always, we appreciate your support.

Sincerely,

Robert Discolo
President and Principal Executive Officer

Please vote now.  Your vote is important.

To avoid the wasteful and unnecessary expense of further solicitation, we urge you to promptly indicate your voting instructions on the enclosed proxy card, date and sign it and return it in the envelope provided.  If you submit a properly executed proxy but do not indicate how you wish your Shares to be voted, your Shares will be voted “For” the Conversion.

AIG STRATEGIC HEDGE FUND OF FUNDS
277 Park Avenue
New York, New York 10172
(212) 770-5330

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 26, 2008

To the Shareholders:

This is to notify you that a Special Meeting of Shareholders (the “Special Meeting”) of AIG Strategic Hedge Fund of Funds (the “Fund”) will be held on Tuesday, August 26, 2008 at 10:00 a.m., Eastern time, at the offices of the Fund at 277 Park Avenue, New York, New York 10172, for the following purposes:

1.  To consider the proposed conversion of the Fund from an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to a private investment company in reliance on an exemption from registration provided by Section 3(c)(7) of the 1940 Act (the “Conversion”); and

2.  To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

The Board of Trustees of the Fund has fixed the close of business on July 14, 2008 as the record date for determination of the shareholders (each, a “Shareholder”) of the Fund entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

It is very important that your voting instructions be received prior to the Special Meeting date.

Your vote is important.  Whether or not you expect to be present at the Special Meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope.  If you vote by proxy and then desire to change your vote or vote in person at the Special Meeting, you may revoke your proxy at any time prior to the votes being tallied at the Special Meeting.  Please refer to the section of the enclosed Proxy Statement entitled “Voting Information and Requirements—Manner of Voting” for more information.

By Order of the Board of Trustees,

Paul Citardi
Secretary

New York, New York
July [  ], 2008

PROXY STATEMENT

AIG STRATEGIC HEDGE FUND OF FUNDS
277 Park Avenue
New York, New York 10172
(212) 770-5330

This Proxy Statement is furnished to you as a shareholder (each, a “Shareholder”) of AIG Strategic Hedge Fund of Funds (the “Fund”).  A special meeting of the Shareholders of the Fund (the “Special Meeting”) will be held at the offices of the Fund, at 277 Park Avenue, New York, New York 10172, on Tuesday, August 26, 2008 at 10:00 a.m., Eastern time, to consider the items that are listed below and discussed in greater detail elsewhere in this Proxy Statement.   Shareholders of record of the Fund as of the close of business on July 14, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.  This Proxy Statement, proxy card and accompanying Notice of Special Meeting of Shareholders were first sent or given to members of the Fund on or about July [  ], 2008.  Whether or not you expect to attend the Special Meeting or any adjournment or postponement thereof, the Board of Trustees of the Fund (the “Trustees” or the “Board”) requests that Shareholders vote their shares of beneficial interest (each, a “Share”) by completing and returning the enclosed form of proxy.

The purposes of the Special Meeting are:

1.  To consider the proposed conversion of the Fund from an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), to a private investment company in reliance on an exemption from registration provided by Section 3(c)(7) of the 1940 Act (the “Conversion”); and

2.  To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

After consideration of the factors they believe relevant, the Board has determined that the proposed Conversion is in the best interests of the Fund and the Shareholders of the Fund and recommends that you vote “For” the proposed Conversion.

The Fund is a Delaware statutory trust registered under the 1940 Act as a closed-end management investment company.  The Fund’s investment objective is to seek long-term risk-adjusted absolute returns in a variety of capital market conditions.  The Fund seeks to achieve its objective by investing in investment funds (“Portfolio Funds”) managed by various investment managers (“Portfolio Managers”) that employ a variety of alternative investment strategies.

If the Fund’s Shareholders approve the Conversion, the Fund will file a Form N-8F application for deregistration with the Securities and Exchange Commission (the “SEC”).  Upon approval by the SEC of the Fund’s Form N-8F deregistration application, the Fund will operate as a private investment company in reliance on an exemption from registration provided by Section 3(c)(7) of the 1940 Act, which exempts from the definition of an investment company any entity which offers its shares in private offerings only to qualified purchasers, as defined in Section 2(a)(51) of the 1940 Act.  In connection with the Conversion, the Fund also will convert from a Delaware statutory trust to a Delaware limited liability company.

This Proxy Statement sets forth concisely information Shareholders of the Fund should know before voting on the Conversion.  Please read it carefully and retain it for future reference.

You previously have been sent a copy of the Fund’s Annual Report for the year ended March 31, 2008.

The Fund is subject to the informational requirements of the 1940 Act and, in accordance therewith, files reports and other information with the SEC.  Copies of the foregoing and any more recent reports filed after the date hereof may be obtained without charge by calling or writing:

AIG Strategic Hedge Fund of Funds 277 Park Avenue New York, New York 10172 (212) 770-5330

You also may view or obtain these documents from the SEC:

In Person:	At the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Call 1 (202) 551-8090 for hours of operation

By Mail:	Public Reference Section
Office of Consumer Affairs and Information Services
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
(duplicating fee required)

By E-mail:	publicinfo@sec.gov
(duplicating fee required)

By Internet:	www.sec.gov

The Board knows of no business other than that discussed above that will be presented for consideration at the Special Meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The date of this Proxy Statement is July [  ], 2008.

TABLE OF CONTENTS

Page

INFORMATION ABOUT THE CONVERSION	4

The Fund	4
Regulatory Background	5
Background and Reasons for the Proposed Conversion	5
Expenses of the Conversion	7
Federal Tax Consequences	7
Purchase, Investor Suitability, Withdrawal, Transfer and Valuation of Interests	8

VOTING INFORMATION AND REQUIREMENTS	9

General	9
Shareholder Information	10
Shareholder Approval	10
Annual Report Delivery	11
Shareholder Proposals	11
Solicitation of Proxies	11
Manner of Voting	12

INFORMATION ABOUT THE CONVERSION

The Fund

The Fund is a Delaware statutory trust that is registered under the 1940 Act as a closed-end management investment company.  The Fund is an “interval fund” that offers to repurchase a portion of its outstanding Shares at net asset value on a quarterly basis pursuant to Rule 23c-3 under the 1940 Act.  The Fund is non-diversified, which means that under the 1940 Act, the Fund is not limited in the amount of assets that it may invest in any single issuer of securities. However, the Fund diversifies its assets to the extent required by the Internal Revenue Code of 1986, as amended (the “Code”), so that it can qualify as a regulated investment company for federal income tax purposes.

The Fund’s investment objective is to seek long-term risk-adjusted absolute returns in a variety of capital market conditions. The Fund seeks to accomplish its objective by investing its assets in Portfolio Funds that are managed by a select group of Portfolio Managers that utilize a broad range of alternative investment strategies. These strategies include: global macro strategies; event driven strategies; long/short equity strategies; and relative value strategies.

The Fund’s operations are managed under the direction and oversight of the Board.  AIG Global Investment Corp. (“AIGGIC”), an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), serves as the investment manager to the Fund.  The principal business address of AIGGIC is 277 Park Avenue New York, New York 10172.  AIGGIC also provides administrative services to the Fund.

AIGGIC seeks to provide Shareholders with exposure to a number of Portfolio Managers through investments in a portfolio of hedge funds.  In AIGGIC’s experience, this exposure to multiple hedge fund Portfolio Managers has been a key factor in reducing investment volatility and stabilizing expected returns.  AIGGIC follows a well-developed investment process consisting of a rigorous evaluation of Portfolio Managers, with an emphasis on identifying key risk.  Furthermore, the investment process focuses on evaluating and appreciating the key drivers of investment returns for a particular strategy or Portfolio Manager.

The instruments in which the various Portfolio Managers may invest, include, without limitation, long and short positions in U.S. and non-U.S. equities and equity-related instruments; fixed income and other debt-related instruments; cash and cash equivalents; options; warrants; futures and other commodities; currencies; over-the-counter derivative instruments (such as swaps); securities that lack active public markets; repurchase and reverse repurchase agreements; preferred stocks; convertible bonds; real estate related securities; and other financial instruments (collectively, “Financial Instruments”).  The investment programs of Portfolio Managers may also involve use of a variety of sophisticated investment techniques, for both hedging and non-hedging purposes, including: short sales of securities; use of leverage (i.e., borrowing money for investment purposes); and transactions in derivative securities and other Financial Instruments. These techniques may, in some cases, be an integral part of Portfolio Managers’ investment programs and involve significant risks. Portfolio Managers are generally not limited in the markets (either by location or type, such as large capitalization, small capitalization or foreign markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

The Fund is designed for investment by investors that are tax exempt under Section 501 of the Code, including fiduciary and discretionary accounts and retirement plans of institutions, for-profit employers, local, state, and federal government plans (such accounts and plans, collectively, “Plans”), other tax-exempt institutional investors and accounts, and such other tax-exempt Eligible Investors (as defined under “Purchase, Investor Suitability, Withdrawal, Transfer and Valuations of Interests – Investor Suitability” below) as AIG Equity Sales Corp., the Fund’s placement agent,  in its discretion may permit from time to time.

The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state.  The Fund issues Shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the 1933 Act.

The principal address of AIG Equity Sales Corp., the Fund’s placement agent, is 70 Pine Street, New York, NY 10270.

Regulatory Background

The 1940 Act defines an investment company to include any entity which (i) is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities and (ii) an entity which is primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns securities which, on an unconsolidated basis, have a value exceeding 40% of the value of its total assets.

The following paragraph is a brief summary of certain important provisions of the 1940 Act applicable to the Fund and does not purport to be complete. For the most part, the provisions cited are those that are specific to registered investment companies and highlight areas in which investment company regulation may be deemed (i) to give Shareholders greater protection than shareholders of companies which are not subject to 1940 Act registration and (ii) to be particularly restrictive on management of investment companies. If the Shareholders approve the Conversion and the SEC approves the Fund’s Form N-8F deregistration application, the Fund will no longer be subject to these 1940 Act provisions.

The 1940 Act regulates the form, content and frequency of financial reports to Shareholders; requires that the Fund file periodic reports with the SEC, reports which are designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Fund from changing the nature of its business or fundamental investment policies without the prior approval of the Shareholders; regulates the composition of the Board of Trustees; limits the portion of the trustees of the Fund that may be “interested persons” of the Fund to 60% or fewer and prevents officers, directors or employees of any one bank from constituting more than a minority of the Fund’s Trustees; requires any investment management contract to be submitted to the Shareholders for their approval; prohibits certain transactions between the Fund and affiliated persons, including Trustees and officers of the Fund and affiliated companies, unless such transactions are exempted by the SEC; regulates the capital structure of the Fund by restricting certain issuances of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding investment companies and the cross-ownership of securities; provides for the custody of securities and bonding of certain employees; prohibits voting trusts; and requires Shareholder ratification of the selection of accountants.

Background and Reasons for the Proposed Conversion

At the December 12, 2007, March 27, 2008 and July 1, 2008 meetings of the Board, senior management of AIGGIC presented summaries of AIGGIC’s recommendation to convert the Fund from a registered investment company to a private investment company and discussed the recommendation at length with the Board.  In their presentations, the AIGGIC representatives noted as reasons in favor of the Conversion the small number of investors in the Fund, the high net worth and financial sophistication of such investors and the administrative burden of operating the Fund as a registered investment company in compliance with the 1940 Act.

After considering all factors it considered relevant, the Board, including the Trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) (the “independent Trustees”), unanimously approved the Conversion and the Conversion documentation and authorized proceeding with the Conversion.  In approving the Conversion, the Board determined that the Conversion is in the best interests of the Fund and its Shareholders.

The independent Trustees of the Fund were represented by independent legal counsel throughout their consideration of the Conversion.

The factors considered by the Board with regard to the Conversion include, but are not limited to, the following:

•	The small number of Shareholders of the Fund.

•	The fact that, because of their high net worth and financial sophistication, the Shareholders do not require the regulatory protections provided by the 1940 Act.

•
The administrative burdens of operating the Fund as a registered investment company in compliance with the 1940 Act, including the bookkeeping, record keeping and other compliance provisions of the 1940 Act.

•
Recent changes in regulations under the Employee Retirement Income Security Act of 1974 (“ERISA”) that make direct hedge fund investments more accessible for employee benefit plans, to which employee benefit plans previously would often only gain access through investments in registered investment companies.

•	The federal tax consequences of the proposed Conversion and the conversion to a Delaware limited liability company on both the Fund and its Shareholders.

•
Post-Conversion, the Fund’s operating expenses are estimated to be reduced by at least 0.25% due to the lower legal and administrative costs, such as the elimination of Trustee fees and directors’ and officers’ liability insurance premiums, associated with operating a private investment company.

•	The greater flexibility of the Fund to make investments not currently permitted by the 1940 Act.

•	The fact that the Fund’s portfolio, investment strategy and investment monitoring will remain unchanged after the Conversion.

•	The fact that the costs associated with the Conversion will be borne by AIGGIC or its affiliates and will not be borne by the Fund or its Shareholders.

The approval determinations were made on the basis of each Trustee’s business judgment after consideration of all of the factors taken as a whole, although individual Trustees may have placed different weight on various factors and assigned different degrees of materiality to various conclusions.

The Board unanimously recommends that you vote “For” the Conversion.

If the Conversion is approved by Shareholders, the Fund will apply to the SEC for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be a registered investment company. After reviewing the application, the SEC may require the Fund to supply additional information, which may result in one or more amendments to the application. In addition, the SEC may, on its own motion or on the motion of an interested party, order a public hearing on the application. In the event that the SEC acts favorably on this application, the Fund will no longer be registered as an investment company with the SEC or be subject to regulation under the 1940 Act. However, such an order may be subject to certain conditions not determinable at the present time. There can be no assurance that the SEC will grant the Fund’s application for deregistration, and no prediction can be made with respect to how long it will take the SEC to issue the deregistration order.

If the SEC should approve deregistration under Section 8(f) of the 1940 Act, the Fund will be operated as a private investment company in reliance on an exemption provided by Section 3(c)(7) of the 1940 Act.   As a private investment company, the Shareholders would no longer have the benefit of the regulatory protections provided by the 1940 Act as outlined above under “Information About the Conversion—Regulatory Background,” including the recordkeeping, accounting and compliance requirements of the 1940 Act.  In addition, as a private investment company, the Fund will no longer be required to have a board of trustees to direct and oversee the Fund’s operations and will no longer be required to retain an independent registered accounting firm as auditor (although the Fund intends to maintain an independent auditor).

At the December 12, 2007, March 27, 2008 and July 1, 2008 meetings of the Board, the Trustees also considered a recommendation from senior management of AIGGIC to convert the Fund from a Delaware statutory trust to a Delaware limited liability company, which proposal the Board, including the independent Trustees, unanimously approved.  Under the Fund’s Declaration of Trust, the conversion of the Fund to a Delaware limited liability company or other entity that qualifies as a partnership for U.S. federal tax purposes only requires the approval of the Board and does not require approval from the Fund’s Shareholders.  The conversion of the Fund from a Delaware statutory trust to a Delaware limited liability company will take place prior to, but at substantially the same time as, the Conversion.

Expenses of the Conversion

AIGGIC or its affiliates will pay for the costs relating to the Conversion.

Expenses incurred in connection with the Conversion include, but are not limited to: all costs related to the preparation and distribution of materials distributed to the Fund’s Board related to the Conversion, including legal and accounting costs; all expenses incurred in connection with the preparation of the proxy statement on Schedule 14A; legal and audit fees, if any, in connection with the Conversion; the costs of printing and distributing this Proxy Statement; the costs related to converting the Fund from a Delaware statutory trust to a Delaware limited liability company; and any similar expenses incurred in connection with the Conversion.

Federal Tax Consequences

Currently, the Fund qualifies and has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Code.  In each year that the Fund satisfies the requirements for taxation as a RIC, including requirements regarding the nature of its income and the diversification of its assets, and a requirement that it distribute at least 90% of its net investment income each taxable year, it will be permitted to deduct the dividends that it pays to its Shareholders, thereby reducing or eliminating its Fund-level taxable income.  Income and gains that are not distributed to Shareholders are taxed at the rates applicable to corporations.  Distributions to Shareholders from the Fund’s earnings and profits are dividends, and if derived from ordinary income or from net short-term capital gains are taxed as ordinary income.  Dividend distributions derived from the Fund’s net long-term capital gains are taxed as long-term capital gains.

As a result of its conversion from a Delaware statutory trust to a Delaware limited liability company, the Fund will be classified as a partnership for federal tax purposes.  As a partnership, it will no longer qualify as a RIC, and will no longer have to meet the requirements for taxation as a RIC regarding the source of its income, the diversification of its assets, and the distribution of its income.  As a partnership, the Fund will be required to file information returns, but will not be subject to tax at the entity level.  Instead, each partner (hereinafter, “Member”) will include in its income for a taxable year an allocable portion of each item of income, gain, loss, deduction and credit of the Fund for the Fund’s taxable year that ends with or within the Member’s taxable year.  The income will be characterized as if the Member had earned or incurred it in the same manner and from the same source as the Fund.  Thus, Members that are exempt from U.S. federal income tax will not be subject to tax on their income and gain from the Fund, except to the extent that income or gain is unrelated business taxable income (including income and gain from investments that are debt-financed by the Fund).  The Fund is primarily invested in passive foreign investment corporations (“PFICs”).   PFICs are corporations, rather than pass-through entities, such as partnerships; consequently, the character of the income earned by the PFIC does not pass through to the Fund.  As a result, PFICs that borrow to leverage their investments will not give rise to debt-financed income for Members of the Fund.  The Fund, as well, intends to manage its investments to avoid giving rise to unrelated business taxable income.   In particular, the Fund does not anticipate borrowing money, except in limited circumstances, including in order to meet the withdrawal requests by Members.  However, as discussed below, if the proposed Conversion is approved, the Fund will adopt revised withdrawal procedures, which are intended to reduce the likelihood that the Fund might have to borrow to meet withdrawal requests.  See “Purchase, Investor Suitability, Withdrawal, Transfer and Valuation of Interests—Repurchase Offers/Withdrawals.”

Because the issuance of interests in the Fund will not be required to be registered under the Securities Act of 1933, in any year in which, at all times, the Fund has 100 or fewer partners it will not be a “publicly-traded partnership” (or “PTP”) treated as a corporation under the Code.  Even if it were to become a publicly-traded partnership, the Fund would not be taxed as a corporation in any year in which 90% of its income consisted of “qualifying income,” which includes income (other than net income from an interest in a qualified PTP) that is good income for purposes of qualifying as a regulated investment company, as well as other types of passive income.  It is anticipated that, if the Fund becomes a publicly-traded partnership, it will be managed so that at least 90% of its income constitutes qualifying income.

The conversion of the Fund from a Delaware statutory trust to a Delaware limited liability company will be treated for federal tax purposes as if the Fund had liquidated, distributing its assets to its Shareholders, who had then contributed the assets to a partnership.  In the liquidation, the Fund will recognize gain or loss to the extent any assets have a market value that differs from their tax basis.  Any net long-term or short-term capital gain will be deductible by the Fund to the extent it is distributed to the Fund’s Shareholders to satisfy the Fund’s distribution requirements for its final taxable year as a RIC.  Shareholders will recognize gain or loss on the receipt of the Fund’s assets in exchange for their Fund Shares to the extent the fair market value of those assets exceeds or is less than the Shareholders’ basis in their Shares.  However, a Shareholder that is a tax-exempt organization will not be subject to tax on distributions of gain recognized by the Fund in the liquidation, or on gain recognized when the Shareholder exchanges its Shares for Fund assets, unless its investment in the Fund is debt-financed.  Each Shareholder’s basis in the assets received from the Fund will be the fair market value of those assets.  Shareholders will not recognize gain or loss when they contribute the assets received from the Fund to the limited liability company in exchange for an interest in the limited liability company (its “Interest”).  Each Shareholder, now a “Member” of the limited liability company, will have a tax basis in its Interest equal to its tax basis in the assets it contributes.  The limited liability company’s tax basis in those assets will equal the tax basis of the assets in the hands of its Members immediately prior to the contribution.

Purchase, Investor Suitability, Withdrawal, Transfer and Valuation of Interests

Purchase.  Generally, the minimum initial investment in the Fund is $1,000,000, payable in full subject to the discretion of AIGGIC to accept lower investment minimums.  A Shareholder is required to maintain a minimum balance equal to the applicable investment minimum, subject to waiver.  Shareholders with balance amounts that fall below the minimum amounts solely as a result of a market decline of the Fund’s assets are not subject to the minimum balance requirements.  The minimum subsequent investment is $250,000.  AIGGIC may waive the minimum initial investment, minimum balance and subsequent minimum investment requirements in its sole discretion.

If the proposed Conversion is approved by Shareholders and completed, the Fund’s minimum initial and subsequent investment requirements as described above will remain the same.  However, once the conversion of the Fund from a Delaware statutory trust to a Delaware limited liability company is completed, each Shareholder will be reclassified as a Member, and such Member’s Shares will be converted into an Interest.  The net asset value of the Interest received by a Shareholder will be equal to the net asset value of such Shareholder’s Shares as of the date the conversion to a Delaware limited liability company is effected.

Investor Suitability.  Each investor in the Fund is currently required to certify that the Shares are being acquired either directly or indirectly for the account of a tax-exempt “Eligible Investor.”  An “Eligible Investor” in the Fund includes, among others: (i) a plan or other vehicle that is exempt from federal taxation (“tax-exempt vehicle”) and established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of employees, if such plan or vehicle has total assets in excess of $5 million; or (ii) an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has assets in excess of $5 million.  Each investor in the Fund is also currently required to certify that it is (i) an “accredited investor,” as that term is defined under Rule 501(a) of Regulation D promulgated under the 1933 Act, and (ii) a “qualified client” as defined in Rule 205-3 under the Advisers Act.

If the proposed Conversion is approved by Shareholders and completed, in addition to qualifying as an “accredited investor”, pursuant to the Section 3(c)(7) exemption from registration as an investment company, each investor will be required to certify that it qualifies as a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act.  A “qualified purchaser” means:

(A)
a company that (i) was not formed for the specific purpose of investing in the Fund (ii) owns at least $5,000,000 in investments, and (iii) is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

(B)
a trust that was not formed for the specific purpose of investing in the Fund and (i) the trustee or other person authorized to make decisions with respect to the trust, and (ii) each settlor or other person who has contributed assets to the trust, is a qualified purchaser described in clauses (i), (ii) or (iv) of Section 2(a)(51) of the 1940 Act;

(C)
an entity (including a pension plan) that was not formed for the specific purpose of investing in the Fund, acting for its own account or the accounts of other qualified purchasers, and who/which in the aggregate owns and invests on a discretionary basis at least $25,000,000 in investments;

(D)
a qualified institutional buyer as defined in Rule 144A under the 1933 Act that was not formed for the specific purpose of investing in the Fund, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser, provided that such qualified institutional buyer is not a plan referred to in Rule 144A(1)(1)(i)(D) or (E), or a trust fund referred to in Rule 144A(a)(1)(i)(F) that holds the assets of such a plan, the investment decisions with respect to which are made by the beneficiaries of the plan, unless the investment decision to invest in the Fund is made solely by the fiduciary, trustee, or sponsor of such plan; and

(E)	an entity whose outstanding securities are beneficially owned solely by qualified purchasers.

Repurchase Offers/Withdrawals.  The Fund currently offers to repurchase a portion of its outstanding Shares at net asset value on a quarterly basis, as of the last business day of March, June, September and December, and distributes payment to a Shareholder within seven days of such dates.  An early repurchase fee equal to 2% of the value of the Shares repurchased by the Fund applies if the date as of which the Shares are valued for purposes of the repurchase is within one year following the date of the Shareholder’s purchase of such Shares.

If the proposed Conversion is approved by Shareholders and completed, the Fund intends to amend its repurchase procedures to permit quarterly withdrawals from the Fund on sixty-three (63) days’ written notice, although the 2% early withdrawal fee (as described above) will continue to apply.  The Fund also intends to limit aggregate withdrawals to 50% of the Fund’s net asset value over any 6 month period.  Post-Conversion, withdrawing Members will be paid 75% of withdrawal proceeds within twenty (20) business days of the relevant redemption date, with the remaining 25% paid after completion of the audit for the year in which the withdrawal takes place.

Transfers.  Currently, Shares may be transferred only to persons who are eligible to invest in the Fund and any transfer of Shares to a person who is not eligible to invest in the Fund may be deemed void by the Board, or the Board in its discretion may cause a mandatory redemption of such Shares.   A Shareholder may not transfer any amount that would cause the Shareholder’s aggregate investment in the Fund to fall below $1,000,000.

If the proposed Conversion is approved by Shareholders and completed, Interests in the Fund will likewise be subject to substantial restrictions on transferability and resale and may not be transferred or resold except in the discretion of AIGGIC.

VOTING INFORMATION AND REQUIREMENTS

General

This Proxy Statement is furnished in connection with the proposed conversion of the Fund from an investment company registered under the 1940 Act to a private investment company in reliance on an exemption from registration provided by Section 3(c)(7) of the 1940 Act and the solicitation of proxies by and on behalf of the Board for use at the Special Meeting of Shareholders of the Fund.  The Special Meeting will be held on Tuesday, August 26, 2008 at 10:00 a.m., Eastern time, at the offices of the Fund at 277 Park Avenue, New York, New York 10172, or at such later time as is made necessary by adjournment or postponement.

The Fund had the following number of Shareholders and outstanding shares, as of July 14, 2008 and the following amount of net assets, as of May 31, 2008:

Number of Shareholders	Outstanding Shares	Net Assets
4	8,122,167.433	$82,360,402.20

Only Shareholders of record on July 14, 2008 will be entitled to notice of and to vote at the Special Meeting.  Each dollar of net asset value of a Series or Class of Shares shall be entitled to one vote and each fractional Share shall be entitled to a proportionate fractional vote.

Shareholder Information

As of July 14, 2008, there were 8,122,167.433 shares of the Fund outstanding.  As of such date, no Trustee nor any officer of the Fund owned any shares of the Fund.  As of July 14, 2008, the persons known by the Fund to own beneficially or of record 5% or more of the Shares of the Fund were as follows:

Name & Address	Type of Ownership	% of Fund

Shareholder Approval

Approval of the proposed Conversion will require the affirmative majority vote with each dollar of net asset value of a Series or Class of Shares entitled to one vote and each fractional Share shall be entitled to a proportionate fractional vote.  If the Shareholders fail to approve the proposed Conversion, the Conversion will not occur.  The Board has fixed the close of business on July 14, 2008 as the Record Date for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting.

If a proxy authorization (“Proxy”) is properly given in time for a vote at the Special Meeting, the votes of the Fund represented thereby will be voted at the Special Meeting in accordance with the Shareholder’s instructions. The Proxy grants discretion to the persons named therein, as proxies, to take such further action as they may determine to be appropriate in connection with any other matter, which may properly come before the Special Meeting, or any adjournments or postponements thereof.  The Fund’s Board does not currently know of any matter to be considered at the Special Meeting other than the matters set forth in the Notice of Special Meeting of Shareholders.

If at any meeting of the Shareholders there shall be less than a quorum present with respect to a particular issue to be voted on, such meeting may be adjourned, without further notice, with respect to such issue from time to time until a quorum shall be present with respect to such issue, but voting may take place with respect to issues for which a quorum is present.

Shares may be voted in person or by submission of a Proxy.  A Proxy may be given by any means acceptable under applicable law, including by an electronic or telecommunications device or in any other manner.    Notwithstanding anything else contained in the Declaration of Trust or the Bylaws and to the extent permitted by applicable law, in the event a proposal by anyone other than the officer or Trustees is submitted to a vote of the Shareholders, or in the event of a proxy contest or proxy solicitation or proposal by the officers or Trustees, Shares may be voted only by written proxy or in person at a meeting.

Any meeting of Shareholders, whether or not a quorum is present, may be  adjourned from time to time by the vote of a majority of the Shares represented at the meeting, either in person or by proxy. Those proxies that are instructed to vote in favor of the Conversion will vote in favor of any such adjournment or postponement, and those proxies that are instructed to vote against the Conversion will vote against any such adjournment or postponement, as applicable.

All properly executed Proxies received prior to the Special Meeting will be voted in accordance with the instructions marked thereon or otherwise as provided therein.  For purposes of determining the presence of a quorum for transacting business at the Special Meeting and determining whether sufficient votes have been received for approval of any proposal to be acted upon at the Special Meeting, abstentions may, in the discretion of the Fund, be treated as interests that are present at the Special Meeting and entitled to vote on the matter, but that have not been voted.  Unless instructions to the contrary are marked, properly executed Proxies will be voted “For” the approval of the proposed Conversion.  Abstentions and broker non-votes (i.e., where a nominee such as a broker holding Shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more proposals does not receive instructions from beneficial owners or does not exercise discretionary authority) will be counted as present for purposes of a quorum but will have the same effect as votes “Against” the Conversion.

Broker-dealer firms holding Shares in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their Shares on each proposal before the Special Meeting. The New York Stock Exchange (the “NYSE”) has taken the position that broker-dealers that are members of the NYSE and that have not received instructions from a customer prior to the date specified in the broker-dealer firms’ request for voting instructions may not vote such customer’s Shares on the Conversion proposal. A signed proxy card or other authorization by a beneficial owner of Shares that does not specify how the beneficial owner’s Shares are to be voted on a proposal may be deemed to be an instruction to vote such Shares in favor of the applicable proposal.

Shareholders do not have any rights of dissention if they vote “Against” the Conversion.  If the proposed Conversion is approved by the Shareholders, all of the Shareholders, regardless if they voted “For” or “Against” the Conversion, will continue to be Shareholders of the Fund and will become Members of the Fund when the Fund becomes a Delaware limited liability company or other entity treated as a partnership for U.S. federal income tax purposes.

Annual and Semi-Annual Report Delivery

The Fund will furnish, without charge, a copy of its Annual Report for the year ended March 31, 2008 to any Shareholder upon request.  Such requests should be directed to: AIG Strategic Hedge Fund of Funds, 277 Park Avenue, New York, New York 10172, Attention: Paul Citardi, Fund Secretary, or to Walter Josiah at (212) 770-5371.

Shareholder Proposals

The Fund does not hold regular annual meetings of Shareholders in any year in which the 1940 Act does not require Shareholders to act upon any of the following matters: (i) election of Trustees; (ii) approval of a management agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants.  In the event the Conversion is completed, the Fund, as a private investment company, does not intend to hold future regular annual or special meetings of its Shareholders.  Any Shareholder who wishes to submit proposals for consideration at a meeting of Shareholders of the Fund should send such proposal to AIG Strategic Hedge Fund of Funds, 277 Park Avenue, New York, New York 10172, Attn.: Paul Citardi, Fund Secretary.  To be considered for presentation at a Shareholders’ meeting, rules promulgated by the SEC require that, among other things, a Shareholder’s proposal must be received at the offices of the Fund a reasonable time before a solicitation is made.  Timely submission of a proposal does not necessarily mean that such proposal will be included.

Solicitation of Proxies

Solicitation of proxies is being made on behalf of the Fund and the Board primarily by the mailing of the Notice and this Proxy Statement with its enclosures on or about July [  ], 2008.  In addition to the solicitation of proxies by mail, employees of the Fund and its affiliates as well as dealers or their representatives may, without additional compensation, solicit proxies in person or by mail, telephone, facsimile or oral communication.  The proxy solicitation expenses in connection with the Conversion are estimated not to exceed $1,000 for the Fund, all of which will be borne by AIGGIC or its affiliates.

Representatives of AIGGIC and its affiliates and other representatives of the Fund may also solicit proxies. Questions about the proposal should be directed to Walter Josiah at (212) 770-5371.

Manner of Voting

Shareholders may vote by appearing in person at the Special Meeting or by returning the enclosed Proxy card.  Any Shareholder who has given a Proxy, in written form, may revoke it at any time prior to its exercise by submitting a subsequent written vote, by giving written notice of revocation to the Secretary of the Fund, or by voting in person at the Special Meeting.

To vote by mail, you should date and sign the Proxy card included with this Proxy Statement, indicate your vote on the proposal, and return the form in the envelope provided.

You are requested to fill in, sign and return the enclosed Proxy card promptly even if you expect to be present in person at the Special Meeting since you can always reverse your vote at the Special Meeting and unexpected circumstances might prevent you from attending.  No postage is necessary if mailed in the United States.

By Order of the Board of Trustees

Paul Citardi
Secretary

July [  ], 2008